Exhibit 99.1

MongoDB, Inc. Announces Second Quarter Fiscal 2020 Financial Results
Second Quarter Fiscal 2020 Total Revenue of $99.4 million, up 67% Year-over-Year
Continued Strong Growth with Over 15,000 Customers at July 31, 2019
MongoDB Atlas Revenue 37% of Total Q2 Revenue, up over 240% Year-over-Year

New York City, New York - September 4, 2019 - MongoDB, Inc. (NASDAQ: MDB), the leading, modern general purpose database platform, today announced its financial results for the second quarter ended July 31, 2019.
“MongoDB’s strong second quarter results are the latest indication of our growing leadership position as the modern data platform of choice,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “Our best-in-class product and increasingly sophisticated go-to-market strategy are driving strong adoption for a growing number of use cases by customers of all sizes.”
Ittycheria added, “The recent release of MongoDB 4.2 and introduction of new products and features such MongoDB Atlas Data Lake and MongoDB Full-Text Search further extend the value of our platform and enable customers to get more value from their data. We are confident that our innovative product offerings will position MongoDB for continued success.”
Second Quarter Fiscal 2020 Financial Highlights

•
Revenue: Total revenue was $99.4 million in the second quarter fiscal 2020, an increase of 67% year-over-year. Subscription revenue was $94.2 million, an increase of 71% year-over-year, and services revenue was $5.2 million, an increase of 15% year-over-year.

•
Gross Profit: Gross profit was $69.2 million in the second quarter fiscal 2020, representing a 70% gross margin, compared to 72% in the year-ago period. Non-GAAP gross profit was $71.1 million, representing a 72% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $37.7 million in the second quarter fiscal 2020, compared to $27.1 million in the year-ago period. Non-GAAP loss from operations was $14.8 million, compared to $17.9 million in the year-ago period.

•
Net Loss: Net loss was $37.3 million, or $0.67 per share, based on 55.6 million weighted-average shares outstanding in the second quarter fiscal 2020. This compares to $27.8 million, or $0.54 per share, based on 51.2 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $14.7 million or $0.26 per share. This compares to $17.5 million or $0.34 per share in the year-ago period.

•
Cash Flow: As of July 31, 2019, MongoDB had $436.6 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended July 31, 2019, MongoDB used $12.6 million of cash from operations and $1.2 million in capital expenditures, leading to negative free cash flow of $13.8 million, compared to negative free cash flow of $18.0 million in the year-ago period.

We adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective as of January 31, 2019 and applied as of February 1, 2018, on a full retrospective basis. All amounts and disclosures in this press release have been updated to comply with the new revenue recognition standard.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Fiscal 2020 and Recent Business Highlights

•
Made significant product announcements in June that further MongoDB’s mission to provide the best way to work with data. MongoDB 4.2 added distributed transactions, client-side field level encryption, an updated Kubernetes operator and more to the core MongoDB database. MongoDB extended its expertise beyond the database to a data platform with the announcements of MongoDB Atlas Data Lake and MongoDB Atlas Full-Text Search, and the general availability of MongoDB Charts. The company also unveiled its vision for Realm, the mobile database acquired in May, to give developers a better way to work with data throughout the application lifecycle.

•
Continued engagement with the growing MongoDB community as the company hosted its most successful developer event to date at MongoDB World in New York City, June 17-19. MongoDB World 2019 saw record attendance of MongoDB users from 40 countries, offered 106 sessions and featured a global hackathon with 900 participants that built 83 projects on MongoDB.

•
Saw growing momentum with all three major cloud providers. The company experienced strong initial traction with GCP in the first quarter of the partnership. MongoDB also expanded its relationship with Microsoft by launching the availability of MongoDB Atlas on the Microsoft Azure Marketplace, simplifying billing for joint customers, and joining Microsoft's Strategic Partner Reported ACR co-sell program. The company also delivered another record Atlas quarter on AWS.

Business Outlook
Based on information as of today, September 4, 2019, MongoDB is issuing the following financial guidance for the third quarter and full year fiscal 2020.

	Third Quarter Fiscal 2020	Full Year Fiscal 2020
Revenue	$98.0 million to $100.0 million	$390.0 million to $395.0 million
Non-GAAP Loss from Operations	$(16.5) million to $(15.5) million	$(62.0) million to $(59.0) million
Non-GAAP Net Loss per Share	$(0.29) to $(0.27)	$(1.11) to $(1.06)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, September 4, 2019, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 800-289-0438 (domestic) or 323-794-2423 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 1930605. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 15,000 customers in over 100 countries. The MongoDB database platform has been downloaded over 70 million times and there have been more than one million MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the third fiscal quarter and full year fiscal 2020, the anticipated impact of our go-to-market, growth and product strategies and anticipated benefits from the acquisition of Realm. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K filed on April 1, 2019 and our Quarterly Report on Form 10-Q filed on June 7, 2019, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:

•	stock-based compensation expense;

•	amortization of intangible assets for the acquired technology and acquired customer relationships associated with the purchase of Realm, as well as for the prior acquisitions of mLab and WiredTiger;

•	amortization of the founder holdback associated with the mLab purchase that was deemed to be compensation expense for GAAP purposes;

•	acquisition costs associated with the purchase of Realm; and

•	in the case of non-GAAP net loss, non-cash interest expense related to our convertible senior notes and a non-recurring income tax benefit associated with the acquisition of Realm intangible assets.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	July 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$186,684	$147,831
Short-term investments	249,369	318,139
Accounts receivable, net of allowance for doubtful accounts of $1,479 and $1,539 as of July 31, 2019 and January 31, 2019, respectively	66,783	72,808
Deferred commissions	18,093	15,878
Prepaid expenses and other current assets	12,444	11,580
Total current assets	533,373	566,236
Property and equipment, net	59,629	73,664
Operating lease right-of-use assets	11,698	—
Goodwill	55,484	41,878
Acquired intangible assets, net	40,102	15,894
Deferred tax assets	1,897	1,193
Other assets	39,414	34,611
Total assets	$741,597	$733,476
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,658	$2,153
Accrued compensation and benefits	25,670	25,982
Operating lease liabilities	3,729	—
Other accrued liabilities	25,921	14,169
Deferred revenue	131,024	122,333
Total current liabilities	189,002	164,637
Deferred rent, non-current	—	2,567
Deferred tax liability, non-current	114	106
Operating lease liabilities, non-current	9,002	—
Deferred revenue, non-current	19,175	15,343
Convertible senior notes, net	223,356	216,858
Other liabilities, non-current	61,605	69,399
Total liabilities	502,254	468,910
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of July 31, 2019 and January 31, 2019; 46,885,379 and 36,286,573 shares issued and outstanding as of July 31, 2019 and January 31, 2019, respectively	47	36
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of July 31, 2019 and January 31, 2019; 9,452,608 and 18,134,608 shares issued as of July 31, 2019 and January 31, 2019, respectively; 9,353,237 and 18,035,237 shares outstanding as of July 31, 2019 and January 31, 2019, respectively	9	18
Additional paid-in capital	804,224	754,612
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of July 31, 2019 and January 31, 2019	(1,319)	(1,319)
Accumulated other comprehensive loss	(332)	(174)
Accumulated deficit	(563,286)	(488,607)
Total stockholders’ equity	239,343	264,566
Total liabilities and stockholders’ equity	$741,597	$733,476

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue:
Subscription	$94,156	$55,086	$178,150	$101,155
Services	5,212	4,525	10,606	8,595
Total revenue	99,368	59,611	188,756	109,750
Cost of revenue(1):
Subscription	24,373	12,116	46,968	22,186
Services	5,829	4,378	11,406	8,057
Total cost of revenue	30,202	16,494	58,374	30,243
Gross profit	69,166	43,117	130,382	79,507
Operating expenses:
Sales and marketing(1)	53,524	36,537	99,644	69,734
Research and development(1)	37,140	21,430	68,008	40,075
General and administrative(1)	16,174	12,254	30,979	23,481
Total operating expenses	106,838	70,221	198,631	133,290
Loss from operations	(37,672)	(27,104)	(68,249)	(53,783)
Other income (loss), net	(3,005)	(432)	(5,806)	159
Loss before provision for income taxes	(40,677)	(27,536)	(74,055)	(53,624)
Provision (benefit) for income taxes	(3,341)	246	(3,479)	713
Net loss	$(37,336)	$(27,782)	$(70,576)	$(54,337)
Net loss per share, basic and diluted	$(0.67)	$(0.54)	$(1.28)	$(1.07)
Weighted-average shares used to compute net loss per share, basic and diluted	55,647,707	51,185,258	55,186,945	50,784,422

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenue—subscription	$1,214	$489	$2,202	$848
Cost of revenue—services	721	281	1,314	465
Sales and marketing	5,944	2,129	10,884	4,347
Research and development	6,114	2,904	10,634	5,110
General and administrative	3,669	3,206	6,637	5,816
Total stock‑based compensation expense	$17,662	$9,009	$31,671	$16,586

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(37,336)	$(27,782)	$(70,576)	$(54,337)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,731	806	6,029	1,623
Stock-based compensation	17,662	9,078	31,671	16,586
Amortization of debt discount and issuance costs	3,277	1,094	6,498	1,094
Amortization of finance right-of-use assets	994	—	1,988	—
Non-cash interest on finance lease liabilities	918	—	1,823	—
Deferred income taxes	(3,675)	43	(4,232)	47
Accretion of discount on short-term investments	(1,242)	(689)	(2,751)	(1,070)
Change in operating assets and liabilities:
Accounts receivable	(4,740)	(7,549)	6,220	6,469
Prepaid expenses and other current assets	135	2,025	(125)	(840)
Deferred commissions	(4,059)	(2,087)	(7,046)	(3,355)
Operating lease right-of-use assets	899	—	1,119	—
Other long-term assets	(5)	116	27	46
Accounts payable	708	245	440	(394)
Deferred rent	—	445	—	917
Accrued liabilities	4,961	3,924	8,285	1,957
Operating lease liabilities	(887)	—	(1,082)	—
Deferred revenue	6,066	3,479	12,333	6,356
Net cash used in operating activities	(12,593)	(16,852)	(9,379)	(24,901)
Cash flows from investing activities
Purchases of property and equipment	(1,207)	(1,194)	(1,596)	(1,561)
Acquisition, net of cash acquired	(38,629)	—	(38,629)	—
Proceeds from maturities of marketable securities	140,000	60,000	280,000	118,000
Purchases of marketable securities	(70,001)	(300,467)	(209,025)	(300,467)
Net cash provided by (used in) investing activities	30,163	(241,661)	30,750	(184,028)
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	4,913	7,818	11,350	8,106
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	6,394	5,626	6,394	5,626
Repurchase of early exercised stock options	(1)	(157)	(31)	(309)
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	293,161	—	293,161
Payment for purchase of capped calls	—	(37,086)	—	(37,086)
Proceeds from tenant allowance related to build to suit lease	—	376	—	376
Net cash provided by financing activities	11,306	269,738	17,713	269,874
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(252)	(75)	(233)	(83)
Net increase in cash, cash equivalents, and restricted cash	28,624	11,150	38,851	60,862
Cash, cash equivalents, and restricted cash, beginning of period	158,574	112,139	148,347	62,427
Cash, cash equivalents, and restricted cash, end of period	$187,198	$123,289	$187,198	$123,289

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$69,166	$43,117	$130,382	$79,507
Gross margin (Gross profit/Total revenue) on a GAAP basis	70%	72%	69%	72%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	1,214	489	2,202	848
Stock-based compensation expense: Cost of Revenue—Services	721	281	1,314	465
Non-GAAP gross profit	$71,101	$43,887	$133,898	$80,820
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72%	74%	71%	74%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(37,672)	$(27,104)	$(68,249)	$(53,783)
Add back:
Stock-based compensation expense	17,662	9,009	31,671	16,586
Amortization of intangible assets and Founder Holdback associated with acquisitions	5,018	221	8,598	442
Acquisition costs	231	—	577	—
Non-GAAP loss from operations	$(14,761)	$(17,874)	$(27,403)	$(36,755)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(37,336)	$(27,782)	$(70,576)	$(54,337)
Add back:
Stock-based compensation expense	17,662	9,009	31,671	16,586
Amortization of intangible assets and Founder Holdback associated with acquisitions	5,018	221	8,598	442
Acquisition costs	231	—	577	—
Non-cash interest expense related to convertible senior notes	3,277	1,094	6,498	1,094
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	(3,536)	—	(3,536)	—
Non-GAAP net loss	$(14,684)	$(17,458)	$(26,768)	$(36,215)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.67)	$(0.54)	$(1.28)	$(1.07)
Add back:
Stock-based compensation expense	0.32	0.18	0.57	0.33
Amortization of intangible assets and Founder Holdback associated with acquisitions	0.09	—	0.15	0.01
Acquisition costs	—	—	0.01	—
Non-cash interest expense related to convertible senior notes	0.06	0.02	0.12	0.02
Non-recurring income tax benefit associated with the acquisition of Realm intangible assets	(0.06)	—	(0.06)	—
Non-GAAP net loss per share, basic and diluted	$(0.26)	$(0.34)	$(0.49)	$(0.71)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Net cash used in operating activities	$(12,593)	$(16,852)	$(9,379)	$(24,901)
Capital expenditures	(1,207)	(1,194)	(1,596)	(1,561)
Capitalized software	—	—	—	—
Free cash flow	$(13,800)	$(18,046)	$(10,975)	$(26,462)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

As of
	7/31/2017	10/31/2017	1/31/2018	4/30/2018	7/31/2018	10/31/2018	1/31/2019	4/30/2019	7/31/2019
Total Customers	4,300+	4,900+	5,700+	6,600+	7,400+	8,300+	13,400+	14,200+	15,000+
Direct Sales Customers(a)	1,350+	1,400+	1,450+	1,550+	1,600+	1,700+	1,750+	1,800+	1,850+
MongoDB Atlas Customers	1,900+	2,600+	3,400+	4,400+	5,300+	6,200+	11,400+	12,300+	13,200+
Customers over $100K(b)	296	320	354	394	438	490	557	598	622
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). We define ARR as the subscription revenue we would contractually expect to receive from customers over the following 12 months assuming no increases or reductions in their subscriptions. ARR excludes self-service products, including MongoDB Atlas not sold on a commitment basis. ARR also excludes professional services. For customers who utilize our self-service offerings, we measure the annualized MRR, which is calculated by annualizing their usage of our self-serve products in the prior 30 days and assuming no increases or reductions in their usage.